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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 33-74320, 333-20321, 333-75281, 333-88985,
333-94219) and Forms S-8 (Nos. 33-43716, 33-71920,333-02888, 333-69591,
333-89909, 333-87421, 333-52640, 333-43104) of Cephalon, Inc. of our report dated February 18, 2000 except as to the information presented in Note 14 for which the date is March 13, 2000, relating to the financial statements if Anesta Corp. (not presented separately herein), which appears in the current report on Form 10-k of Cephalon, Inc. dated March 30, 2001.



                                                      /s/ PRICEWATERHOUSECOOPERS


Salt Lake City, Utah
March 30, 2001